PERFORMANCE UNDERTAKING

This PERFORMANCE UNDERTAKING, dated June 28, 2022 (as it may be amended, supplemented, restated or otherwise modified from time to time, this “Undertaking”), is made by ChampionX Corporation, a Delaware corporation (the “Guarantor”), in favor of JPMorgan Chase Bank, N.A and any affiliate that becomes party to the Purchase Agreement (as defined below) (“JPMorgan”), as the Purchaser under the Purchase Agreement (as defined below), each additional Purchaser that joins the Purchase Agreement in accordance with, and to the extent permitted by, its terms (together with JPMorgan, the “Purchaser”).

    PRELIMINARY STATEMENTS:

(1)    ChampionX Corporation (the “Company”), a Delaware corporation, as a seller and as servicer, and each of its affiliates that may from time to time accede to the Purchase Agreement as sellers and servicers in accordance with, and to the extent permitted by, its terms (collectively, the “Guaranteed Entities”) and JPMorgan as Purchaser have entered into that certain Master Receivables Purchase Agreement dated as of the date hereof (as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, being the “Purchase Agreement”), pursuant to which the Purchaser may from time to time purchase Receivables and Related Rights from the Guaranteed Entities. Capitalized terms used, but not otherwise defined herein, shall have the respective meanings assigned to such terms in, or by reference in, the Purchase Agreement.

(2)    The Guarantor, as direct or indirect parent of certain of the Guaranteed Entities, has determined that its execution and delivery of this Undertaking is in its best interests because, among other things, Guarantor (individually) and Guarantor and its affiliates (collectively) will derive substantial direct and indirect benefit from the purchases and financial accommodations made by the Purchaser to the Seller from time to time under the Purchase Agreement and the other Transaction Documents contemplated under the Purchase Agreement.

(3)     The Guarantor’s execution and delivery of this Undertaking are conditions precedent to the effectiveness of the Purchase Agreement.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged and in order to induce the Purchaser to enter into the Purchase Agreement and to purchase Receivables thereunder, the Guarantor hereby agrees as follows:
SECTION 1.    Unconditional Undertaking; Enforcement. The Guarantor hereby unconditionally and irrevocably undertakes, agrees and assures for the benefit of the Purchaser and its permitted assigns and participants (the “Beneficiaries”) to cause the due and punctual payment, performance and observance by each Guaranteed Entity of all the terms, covenants, indemnities, conditions, agreements, undertakings, liabilities and other obligations on the part of such Guaranteed Entity to be paid, performed or observed by it under the Purchase Agreement and each of the other Transaction Documents to which such Guaranteed Entity is a party and each other document executed and delivered by such Guaranteed Entity in connection with any of the foregoing, including, without limitation, the punctual payment when due of all obligations of any Guaranteed Entity now or hereafter existing under the Purchase Agreement, the other Transaction Documents or any such other agreement, whether for Events of Repurchase, indemnification payments, fees or expenses or otherwise, and the performance of any of its duties as Seller, Servicer or otherwise, in each case on the terms set forth in the applicable Transaction Documents as the same shall be amended, restated, supplemented or otherwise modified and in effect from time to time (all such terms, covenants, indemnities, conditions, agreements, undertakings and other obligations being collectively called the “Obligations”). Without limiting the generality of the foregoing, the Guarantor, agrees that if any Guaranteed Entity shall fail in any manner whatsoever to pay, perform or observe any of its Obligations when the same shall be required to be paid, performed or observed under the Purchase Agreement or any other Transaction Document or any such other agreement, then the Guarantor will itself duly and punctually pay, perform or observe any of such Obligations or cause to be duly and punctually paid, performed or observed such Obligations. It shall not be a condition to the accrual of the obligation of the Guarantor hereunder to pay, perform or observe (or to cause the same to be paid, performed or observed), any Obligation that the Purchaser, the Seller or any other Person shall have first made any request of or demand upon or given any notice to the Guarantor, any Guaranteed Entity or any of their respective successors, assigns or have instituted any action or proceeding against the Guarantor, any Guaranteed Entity or any of their respective successors or assigns in respect thereof. The Purchaser may proceed to enforce the obligations of the Guarantor under this Undertaking without first pursuing or exhausting any right or remedy which the Purchaser may have against any Guaranteed Entity, the Seller, any other Person, the Receivables or any other collateral or property. The Guarantor agrees that its obligations under this Undertaking shall be absolute and irrevocable. It is expressly acknowledged that this Undertaking is not a guarantee of the payment of any Receivables and there shall be no recourse to the Guarantor (i) for any non-payment or delay in payment of any Receivables or losses in respect of Receivables, in each case, that are uncollectible solely on account of the insolvency, bankruptcy, lack of creditworthiness or other financial inability to pay of the related Account Debtor or (ii) for any Obligations the payment of which would constitute recourse to the Guarantor for uncollectible Receivables solely by reason of an Insolvency Event, or the financial or credit condition or financial default, of the related Account Debtor. For the avoidance of doubt, this Undertaking and the obligations and liabilities of the Guarantor hereunder shall apply to each Seller and Servicer party to the Purchase Agreement from time to time, whether or not such Seller or Servicer is an Affiliate of the Guarantor.
SECTION 2.    Obligation Absolute. (a) The Guarantor undertakes that the Obligations will be performed or paid strictly in accordance with the terms of the Purchase Agreement and the other Transaction Documents regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Purchaser or any of its respective successors or assigns with respect thereto. The obligations of the Guarantor under this Undertaking are independent of the Obligations, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Undertaking, irrespective of whether any action is brought against the Guaranteed Entities or whether the Guaranteed Entities are joined in any such action or actions.

The liability of the Guarantor under this Undertaking shall be absolute and unconditional irrespective of:

(i)    any lack of validity, enforceability, avoidance, subordination, discharge, or disaffirmance by any Person of the Purchase Agreement or any other agreement or instrument executed by the Guaranteed Entities relating thereto (including, without limitation, any amendment, supplement, joinder or similar agreement pursuant to which an entity joins or proposed to join the Purchase Agreement as a Seller or a Servicer or otherwise);

(ii)    any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from the Purchase Agreement, any Transaction Document or any other agreement or instrument executed by the Guaranteed Entities relating thereto, including, without limitation, any increase in, or other modification of, the Obligations resulting from additional purchases of Receivables or otherwise;

(iii)    the absence of any attempt by the Purchaser to collect on any Receivables or to realize upon the Purchased Receivables, the Related Rights or any other property or collateral, or to obtain performance or observance of the Obligations from the Guaranteed Entities or the Seller or any other Person;

    (iv)     any waiver, consent, change, amendment, restatement, modification, extension, forbearance or granting of any indulgence or other similar criteria: (a) by the Purchaser or any other criteria with respect to any provision of any agreement or instrument evidencing or establishing the Obligations or (b) with respect to any of the Transaction Documents;
    (v)     any law, rule, regulation or order of any jurisdiction affecting any term or provision of any of the Obligations or the Transaction Documents, or rights of the Purchaser with respect thereto;
    (vi)     the failure by the Purchaser to take any steps to perfect and maintain perfected its interest in, or the impairment or release of, any of the Purchased Receivables, Related Rights or other property or in any security or collateral related to the Obligations or the Transaction Documents;
    (vii)     any failure to obtain any consent, authorization, approval or license from or other action by or to notify or file with, any governmental authority required in connection with the performance of the obligations hereunder by the Guarantor;
    (viii)     any impossibility or impracticability of performance, illegality, force majeure, any act of government, or other circumstances which might constitute a defense available to, or a discharge of any Guaranteed Entity or the Guarantor, or any other circumstance, event or happening whatsoever whether foreseen or unforeseen and whether similar to or dissimilar to anything referred to above;
    (ix)     any manner of application of the Purchased Receivables, Related Rights or any other assets of any Guaranteed Entity or the Seller, or proceeds of any of the foregoing, to satisfy all or any of the Obligations or as otherwise permitted under the Transaction Documents, or any manner of sale or other disposition of any Purchased Receivables or other collateral for all or any of the Obligations or as otherwise provided under the Transaction Documents;
    (x)     any change, restructuring or termination of the corporate structure or existence of any Guaranteed Entity, the Seller or the Guarantor or any other Person or the equity ownership, existence, control, merger, consolidation or sale, lease or transfer of any of the assets of any such Person, or any bankruptcy, insolvency, winding up, dissolution, liquidation, receivership, assignment for the benefit of creditors, arrangement, composition, readjustment or reorganization of, or similar proceedings affecting, any Guaranteed Entity, the Seller or any of their assets or obligations; and
    (xi)    any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Guaranteed Entities, a parent, a surety or a guarantor.

(b)    Should any money due or owing under this Undertaking not be recoverable from the Guarantor due to any of the matters specified in this Section 2, then, in any such case, such money shall, to the extent permitted by applicable law, nevertheless be recoverable from the Guarantor as though the Guarantor were principal debtor in respect thereof and not merely a surety and shall be paid by the Guarantor forthwith. The Guarantor further agrees that, to the extent that any Guaranteed Entity, the Seller or any other Person makes a payment or payments to the Purchaser in respect of any Obligation, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, rescinded, set aside and/or required to be repaid or returned to such Guaranteed Entity, the Seller or other Person, as applicable, or to the estate, trustee, or receiver of any Guaranteed Entity, the Seller or any other Person, including, without limitation, the Guarantor, under any bankruptcy, insolvency or similar state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the Obligations or any part thereof which has been paid, reduced or satisfied by such amount shall be reinstated in full and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred.

(c)    Anything contained in this Undertaking to the contrary notwithstanding, in no event shall the Guarantor’s liability or obligation under this Undertaking, including with respect to all costs, fees, expenses, indemnity obligations, claims for losses or damages, claims for reimbursement, claims under Section 1 hereof, liability for Obligations, and for all other claims, rights, liabilities or demands arising hereunder, exceed, on any date of determination, an amount equal to the lesser of (i) the Net Receivables Balance of all Purchased Receivables on such date and (ii) ONE HUNDRED AND SIXTY MILLION US DOLLARS ($160,000,000) in aggregate (such aggregate based on all amounts paid by the Guarantor to the Purchaser pursuant to this Undertaking).

SECTION 3.    Reinstatement, etc. (a) The Guarantor agrees that this Undertaking shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is rescinded or must otherwise be restored by the Purchaser for any reason whatsoever (including, without limitation, upon the insolvency, bankruptcy or reorganization of any Guaranteed Entity), as though such payment had not been made.

(b)    The Guarantor waives all set-offs and counterclaims and all presentments, demands of performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Undertaking. The Guarantor’s obligations under this Undertaking shall not be limited if the Purchaser is precluded for any reason (including, without limitation, the application of the automatic stay under Section 362 of the Bankruptcy Code) from enforcing or exercising any right or remedy with respect to the Obligations, and the Guarantor shall perform or observe, upon demand, the Obligations that would otherwise have been due and performable or observable by any Guaranteed Entity had such right and remedies been permitted to be exercised.

SECTION 4. General Waiver; Waiver of Sovereign Immunity. (a) The Guarantor hereby, to the extent permitted by applicable law, unconditionally and irrevocably waives impairment of collateral, promptness, diligence, notice of acceptance, notice of default, all other defenses (including but not limited to all suretyship defenses) and all other notices and demands of any kind to which the Guarantor may be entitled as a guarantor or surety, including, without limitation, demands of payment and notices of nonpayment, default, protest and dishonor to any Seller and any other notice with respect to any of the Obligations and this Undertaking and any other document related thereto or to any of the Transaction Documents, any requirement that the Purchaser exhaust any right or take any action against any Guaranteed Entity, the Seller, any other Person or any property or take any action against any Guaranteed Entity or any other person or entity or any collateral or any requirement that the Purchaser protect, secure, perfect or insure any security interest or lien or any property subject thereto. The Guarantor represents and warrants to the Beneficiaries that it has adequate means to obtain from the Guaranteed Entities and the Seller, on a continuing basis, all information concerning the financial condition of the Guaranteed Entities and the Seller, and that it is not relying on any Beneficiaries to provide such information either now or in the future.

(b)    (i) The Guarantor is subject to commercial law with respect to its obligations under this Undertaking; (ii) the making and performance of this Undertaking constitutes a private and commercial act rather than a governmental or public act, and the Guarantor has no right of immunity from suit, court jurisdiction, execution of a judgment or from any other legal process with respect to obligations under this Undertaking; and (iii) to the extent that the Guarantor may hereafter be entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Undertaking to claim any such immunity, and to the extent that in any such jurisdiction there may be attributed to the Guarantor any immunity (whether or not claimed and regardless of how characterized), the Guarantor hereby irrevocably agrees not to claim or assert and hereby irrevocably waives such immunity to the fullest extent permitted by applicable law.

SECTION 5.    Subrogation. The Guarantor hereby agrees not to assert or exercise any rights of subrogation (whether contractual or otherwise) against any Guaranteed Entity and its property and all rights of indemnification, contribution and reimbursement from any Guaranteed Entity and its property, in each case in connection with this Undertaking and any payments made hereunder, and regardless of whether such rights arise by operation of law, pursuant to contract or otherwise, and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from the Guaranteed Entities which may otherwise have arisen in connection with this Undertaking until such time as the Obligations are paid in full. If any amount shall be paid to the Guarantor in violation of the immediately preceding sentence at any time prior to the payment in full in cash of the Obligations and the termination of the Purchase Agreement, such amount shall be received and held in trust for the benefit of the Purchaser and shall forthwith be paid or delivered to the Purchaser in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Obligations, as applicable, and all other amounts payable under this Undertaking.

SECTION 6.     Representations and Warranties. The Guarantor represents and warrants to the Purchaser as of the date of the Purchase Agreement, on each Settlement Date, on the date of each Request and on the date of each Purchase Date, as follows:

(a)Organization and Good Standing. It has been duly organized and is validly existing as a corporation in good standing under the applicable laws of its jurisdiction of organization, with all power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, except to the extent that such failure could not reasonably be expected to have a Material Adverse Change.
(b)Due Qualification. It is duly qualified to do business as a corporation in good standing, and has obtained all necessary qualifications, licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals, except where the failure to be in good standing or to hold any such qualifications, licenses and approvals could not reasonably be expected to have a Material Adverse Change.
(c)Power and Authority; Due Authorization. It (i) has all necessary power, authority and legal right to (A) execute and deliver this Undertaking and the other Transaction Documents to which it is a party and (B) carry out the terms of and perform its obligations under the Transaction Documents to which it is a party and (ii) has duly authorized by all necessary corporate action the execution, delivery and performance of this Undertaking.
(d)Binding Obligations. This Undertaking and each other Transaction Document to be signed by it when duly executed and delivered by it will constitute a legal, valid and binding obligation of it enforceable against it, in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar applicable laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.
(e)No Violation. The consummation of the transactions contemplated by this Undertaking and the other Transaction Documents and the fulfillment of the terms hereof and thereof by it will not, (i) violate, result in any breach or (without notice or lapse of time or both) a default under, (A) its organizational documents, or (B) any indenture, loan agreement, asset purchase agreement, mortgage, deed of trust, or other agreement or instrument to which it is a party or by which it or any of its properties is bound if such violation, breach or default could reasonably be expected to have a Material Adverse Change, (ii) result in the creation or imposition of any lien upon, or security interest in, any of its properties pursuant to the terms of any such indenture, loan agreement, asset purchase agreement, mortgage, deed of trust, or other agreement or instrument to which it or any of its properties is a party or by which it is bound, other than as otherwise permitted by this Undertaking or the other Transaction Documents, or (iii) violate any applicable law applicable to it or any of its properties if such violation of applicable law could reasonably be expected to have a Material Adverse Change.
(f)No Proceedings. There are no actions, suits, proceedings or investigations pending, or to its knowledge threatened in writing, before any governmental authority (i) asserting the invalidity of this Undertaking or any other Transaction Document, (ii) seeking to prevent the consummation of the purposes of this Undertaking or of any of the other Transaction Documents or (iii) seeking any determination or ruling that has had or could reasonably be expected to have a Material Adverse Change.
(g)Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any governmental authority is required for the due execution, delivery and performance by it of this Undertaking and each other Transaction Document to which it is a party, except for those that have been made or obtained and are in full force and effect.
(h)[Reserved].
(i)Accurate Reports. No information, exhibit, financial statement, document, book, record or report furnished by the Guarantor in connection with this Undertaking or the other Transaction Documents: (i) was or will be, when taken together with all written information furnished by or on behalf of Guarantor, untrue or inaccurate in any material respect as of the date it was or will be dated or as of the date so furnished or (ii) contained or will contain when furnished any material misstatement of fact or omitted or will omit to state a material fact or any fact necessary to make the statements contained therein not misleading in any material respect; provided, however, that with respect to projected financial information and information of a general economic or industry specific nature, the Guarantor represents only that such information has been prepared in good faith based on assumptions believed by the Guarantor to be reasonable at the time such information was delivered (it being understood and agreed that any such projected financial information may vary from actual results and that such variations may be material).

(j)Adverse Change. Since the date of the Guarantor’s most recent filing on Form 10-Q with the Securities and Exchange Commission, no event or occurrence exists that has caused, or could reasonably be expected to cause, a Material Adverse Change.
(k)Compliance with Law. The Guarantor has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Change.
(l)Solvency. The Guarantor is solvent.
(m)Investment Company Act. The Guarantor is not required to register as an “Investment Company”, as defined in the Investment Company Act.
(n)[Reserved.]
(o)Opinions. The facts regarding the Guarantor, the Seller, the transactions contemplated by the Transaction Documents and the related matters set forth or assumed in each of the true sale opinion of counsel delivered in connection with this Undertaking and the Transaction Documents are true and correct in all material respects, provided, that Guarantor makes no representation herein as to the conclusions of law set forth in such opinion.
(p)Preliminary Statements. The statements set forth in the preliminary statements to this Undertaking are true and correct.
(q)No Event of Termination. No event has occurred and is continuing and no condition exists, or would result from the execution, delivery or performance of this Undertaking or the other Transaction Documents, that constitutes or may reasonably be expected to constitute an Event of Termination or unmatured Event of Termination.
(r)Guaranteed Entities. The Guarantor is fully aware of the activities of the Guaranteed Entities and the terms and conditions of the Purchase Agreement.
    SECTION 7. Certain Covenants. At all times from the date of the Purchase Agreement until the Final Collection Date, the Guarantor covenants and agrees that the it will observe and perform all of the following covenants:
(a)Compliance with Laws. It shall comply with all applicable laws with respect to it, except to the extent such non-compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change.
(b)Preservation of Existence. It shall preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction except (i) where the failure to qualify or preserve or maintain such existence, rights, franchises or privileges or to be so qualified could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change, and (ii) the foregoing shall not apply to any merger, consolidation or change of control.
(c) [Reserved].

(d)[Reserved].
(e)ERISA. Comply in all material respects with the applicable provisions of ERISA and all other related applicable laws, except where the failure to do so could not reasonably be expected to have a Material Adverse Change.
(f)Interference. It shall not take any action that would cause any Seller or any Guaranteed Entity to breach any of its representations, undertakings, obligations or covenants under any of the Transaction Documents.
(g)[Reserved.]
(h)Anti-Terrorism Laws; Etc. To help fight the funding of terrorism and money laundering activities, United States Federal law requires all financial institutions to obtain, verify and record information that identifies each person or corporation who opens an account and/or enters into a business relationship. None of the requesting payments or other transactions hereunder will violate the Trading With the Enemy Act (50 USC §1 et seq., as amended) or any of the foreign assets control regulations of the United States Treasury Department or any enabling legislation or executive order relating thereto or any other applicable sanctions law restrictions, or limitations. None of the Guarantor or its subsidiaries is or will become a “blocked person” as described in the Trading with the Enemy Act (or any similarly designated sanctioned or blocked entity under any applicable sanctions laws), any foreign asset control regulations or executive order or engages or will engage in any dealings or transactions, with any such “blocked person”.
SECTION 8.    Express Waiver. Unless each Beneficiary otherwise agrees in writing, the Guarantor expressly waives and renounces any rights it might have to claim a novation and release under this Undertaking because of (i) a change in the legal form of any Guaranteed Entity in the future, (ii) any merger or restructuring of or involving any Guaranteed Entity with another company even if this leads to the establishment of a new legal entity, or (iii) any change of registered and beneficial ownership of any Guaranteed Entity, including any change whereby the Guarantor ceases to be the direct or indirect registered and beneficial owner of all of the issued and outstanding shares of each class of the capital stock of such Guaranteed Entity.

SECTION 9.    Amendments, etc. No amendment or waiver of any provision of this Undertaking or consent to any departure by the Guarantor herefrom shall be effective unless in a writing signed by the Purchaser, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given be effective unless the same shall be in writing and signed by the Purchaser, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 10.    Addresses for Notices. All notices and other communications hereunder shall be in writing, by electronic communication or delivered, if to the Guarantor, at its address at ChampionX Corporation, 2445 Technology Forest Boulevard, Building 4, 18th Floor, The Woodlands, TX 77381, Attention: General Counsel, Email: general.counsel@championx.com and if to the Purchaser, at its address at JPMorgan Chase Bank, N.A., 575 Washington Boulevard, Jersey City, NJ, 07310, Attention: Lucia Szymanowski, Email: [redacted]@jpmorgan.com, or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. Notices and communications by facsimile shall be effective when sent, and notices and communications sent by other means shall be effective when received.

SECTION 11.    No Waiver; Remedies. No failure on the part of the Purchaser , or any other Beneficiary or any of their respective successors or assigns to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 12.    Continuing Agreement; Assignments. (a) This Guaranty is a continuing agreement and shall (i) remain in full force and effect until the later of (x) the payment and performance in full of the Obligations and the payment of all other amounts payable under this Undertaking and (y) the date on which the Purchase Agreement and each other Transaction Document is terminated, (ii) be binding upon the Guarantor, its successors and assigns, and (iii) inure to the benefit of, and be enforceable by, the Purchaser and their successors, transferees and assigns. Notwithstanding the foregoing, the Guarantor may not assign any of its rights or Obligations hereunder without each Purchaser’s prior written consent, given or withheld in such Purchaser’s sole discretion.

(b)    The Purchaser may at any time sell, assign, participate or transfer (including by way of novation) any of its rights and obligations under this Undertaking to any Person to whom it may sell, assign, participate or transfer Purchased Receivables and its rights or interests under the Transaction Documents in the manner permitted pursuant to Section 7 of the Purchase Agreement.

SECTION 13.     Severability. Any provisions of this Undertaking which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION 14. Costs and Expenses. In addition to the rights of indemnification granted under Section 15 hereof, the Guarantor agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses in connection with the preparation, negotiation, execution, delivery and administration of this Undertaking (together with all amendments, restatements, supplements, consents and waivers, if any, from time to time hereto and thereto), including (i) the reasonable out of pocket attorney costs for a single law firm counsel to the Purchaser with respect thereto and with respect to advising the Purchaser and the other Beneficiaries as to their rights and remedies under this Undertaking and (ii) reasonable out of pocket accountants’, auditors’ and consultants’ fees and expenses for the Purchaser and the other Beneficiaries and the fees and charges incurred in connection with the administration and maintenance of this Undertaking or advising the Purchaser or any other Beneficiary as to their rights and remedies under this Undertaking or as to any actual or reasonably claimed breach of this Undertaking or in connection with any enforcement renewal or any bankruptcy, workout or similar circumstance, in each case, to the extent not paid by any Seller pursuant to Section 6(g) of the Purchase Agreement. In addition, the Guarantor agrees to pay on demand all out-of-pocket costs and expenses (including reasonable and documented attorney costs), of the Purchaser and its respective affiliates, incurred in connection with the enforcement of any of their respective rights or remedies under the provisions of this Undertaking.
SECTION 15. Indemnities by Guarantor. Without limiting any other rights which the Purchaser, each other Beneficiary and their respective assigns, officers, directors, agents and employees (each, a “Guarantor Indemnified Party”) may have hereunder or under applicable law, the Guarantor hereby agrees to indemnify and hold harmless each Guarantor Indemnified Party from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions, breach of representation or warranty, breach of covenant or alleged acts or omissions, in each case arising out of activities of the Guarantor pursuant to this Undertaking, the Purchase Agreement or the other Transaction Documents, including any judgment, award, settlement, attorney costs and other reasonable and documented out-of-pocket costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim, the submission of any unauthorized notice or Request by the Seller or any authorized Person, any submission of a Request or notice by a Person who is not an authorized Person or any Material Adverse Change; (all of the foregoing being collectively referred to as, “Guarantor Indemnified Amounts”); provided, however, that in all events there shall be excluded from the foregoing indemnification any claims, losses or liabilities, in the case of this Section 15 to the extent resulting solely from the gross negligence or willful misconduct of such Guarantor Indemnified Party as determined in a final non-appealable judgment by a court of competent jurisdiction.
    SECTION 16. Governing Law. This Guaranty shall be governed by the laws of the State of New York, without giving effect to any conflicts of law principles other than Section 5-1401 and 5-1402 of the General Obligations Law of the State of New York. Each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States sitting in the Borough of Manhattan, New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Undertaking, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. A final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or federal court located in the Borough of Manhattan. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of inconvenient forum to the maintenance of such action or proceeding in any such court.
SECTION 17. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS PERFORMANCE GUARANTY, ANY DOCUMENT EXECUTED BY ANY PARTY PURSUANT TO THIS PERFORMANCE GUARANTY, ANY OTHER TRANSACTION DOCUMENT OR ARISING OUT OF ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.
SECTION 18. Set-off Rights of Indemnified Parties. Following demand therefore, unless the Guarantor notifies the Purchaser and each other Beneficiary in writing that it desires to pay on the date when due any amounts due hereunder or under the Transaction Documents and makes such payment to the Purchaser and each other Beneficiary in immediately available funds on the date that such payment is due, the Guarantor hereby agrees and irrevocably authorizes the Purchaser and each other Beneficiary to set-off such amounts against nay amounts which may be payable at such time by the Purchaser of other Beneficiary, as applicable, to the Guarantor or any Seller. No Notification, act or consent of any nature whatsoever is required for the Purchaser or any other Beneficiary to exercise such right of set-off to the extent related to any amounts paid or payable under the Transaction Documents. To the extent that any such set-off relates to a deposit or other product not entered into in connection with the Transaction

Documents, the Purchaser or other Beneficiary, as applicable, shall use commercially reasonable efforts to provide prompt notice (which may be by email) to the Guarantor describing in reasonable detail the amounts of any set-off exercised by the Purchaser or other Beneficiary, as applicable.
SECTION 19. Execution; Counterparts. This Guaranty may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed signature page of this Undertaking by emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of an original executed counterpart hereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Undertaking and the transactions contemplated hereby shall be deemed to include an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[Signature Page Follows]

IN WITNESS WHEREOF, the Guarantor has caused this Undertaking to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

CHAMPIONX CORPORATION

By:___/s/ Kenneth M. Fisher____________
Name:    Kenneth M. Fisher
Title:     EVP and Chief Financial Officer

Signature Page to the Parent Guaranty